Exhibit 99.1

Transcat Inc. Announces Executive Leadership Changes

Mark Doheny to step down as Chief Operating Officer

Current Senior Vice President of Operations Mike West will oversee the Company’s Operations as new Chief Operating Officer Effective Immediately

Rochester NY / PR NEWSWIRE /April 09, 2024/ Transcat Inc. (NASDAQ:TRNS) (the “Company” or “Transcat”), a leading provider of accredited calibration services, cost control and optimization services, and value-added rental/distribution of professional grade handheld test, measurement, and control instrumentation, today announced that Mark Doheny will step down as Chief Operating Officer of Transcat effective immediately. Mr. Doheny will be retained as a consultant to assist with a transition through October 2024.

We are excited to announce the promotion and appointment of Mike West, current Senior Vice President of Operations, to replace Mr. Doheny.

“As we enter the next chapter of Transcat’s growth, I believe it is the right time to transition operations leadership,” said Lee Rudow, CEO and President. “Having been a key executive at Transcat for the last 10 years, Mike has a deep understanding of the Company’s history, current state, and plans for the future; our talented teams; and our strong position in the markets we serve. Mike has been instrumental in executing our Service productivity enhancement initiatives that supported growth and drove significant margin gains. He has a demonstrated track record of strategic thinking and execution within our growing organization and has been at the center of our continuously increasing profitability. He has played a significant role integrating our acquired businesses and leading our rapidly growing pipette and rental businesses. I am confident Mike will do a tremendous job leading the Company’s operational functions.”

“Transcat has demonstrated the ability to consistently grow sales and margins over a very long period of time. Now more than ever we are very well positioned to continue to deliver strong performance, both organically and through acquisition. We expect to continue to expand our addressable markets by leveraging the operational expertise we have developed during our long stretch of consistent and reliable growth,” said Mr. Rudow. “I look forward to Mike’s leadership as our Chief Operating Officer as we continue to enhance our strong competitive advantages within the markets we serve. I am incredibly confident in the Company’s ability to continue to deliver improved results and sustainable organic and acquired growth for our shareholders.

Rudow concluded, “On behalf of the entire Company, I’d like to thank Mark for his four years of service to Transcat. During his tenure as CFO and COO, Mark played an important role in repositioning our Company’s strategies and building our executive team. We appreciate Mark’s continued support to help ensure a smooth transition and wish him well in his future endeavors.”

About Transcat

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, computerized maintenance management system, and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 27 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells, and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, cost, control and optimization services, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at transcat.com.